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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 7 to the Registration Statement (Form N-1A, No. 333-19297) of Van Eck Levin Mid Cap Value Fund and LEVCO Equity Value Fund and to the use of our report dated February 8, 2002, incorporated by reference therein.

                                                  ERNST & YOUNG LLP


Cincinnati, Ohio
April 25, 2002